Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-254978 on Form S-3 and Registration Statements Nos. 333-237117, 333-258538, 333-263554 on Form S-8 of Enliven Therapeutics, Inc. of our report dated November 8, 2022, relating to the financial statements of Enliven Therapeutics, Inc. appearing in this Current Report on Form 8-K dated March 1, 2023.

/s/ Deloitte & Touche LLP

San Jose, California

March 1, 2023